EXHIBIT 99.1
                                                                    ------------



Investor Contact:  Denise Gillen 212-318-7516
Media Contact:  Jim Abernathy 212-371-5999


POLO RALPH LAUREN REPORTS FIRST QUARTER FISCAL 2004 RESULTS

Revenue Increase Driven by 8.3% Positive Comps in Retail

European Consolidation Completed on Schedule

Lauren Launch on Track; Spring 2004 Line to be Unveiled in September

New York, NY (August 6, 2003) - Polo Ralph Lauren Corporation (NYSE: RL) today reported adjusted net income of $3.6 million, or $0.04 per diluted share, for the first quarter of Fiscal 2004 ended June 28, 2003, compared to adjusted net income of $8.7 million, or $0.09 per diluted share, for the comparable year-ago quarter. First quarter Fiscal 2004 net income under Generally Accepted Accounting Principles ("GAAP") was $5.1 million, or $0.05 per diluted share, compared to net income of $6.5 million, or $0.07 per diluted share, for the first quarter of Fiscal 2003.

For the Fiscal 2004 and Fiscal 2003 quarters, the results are adjusted to exclude a gain on foreign currency translation of $2.3 million and a loss on foreign currency translation of $3.5 million, respectively. The Company believes that these adjusted results provide a more meaningful comparison of its ongoing operational and financial results. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

"We are pleased with our strong retail performance, especially in our Ralph Lauren stores. This is testimony to the strength of our brands, the desirability of our designs and our growing expertise in specialty retailing. We continue to expand the Polo Ralph Lauren brands into new markets, countries and shopping environments creating a truly global company that is about product, design, quality and growth," said Ralph Lauren, Chairman and Chief Executive Officer.

"We're excited about the opportunities that the Lauren women's business brings to us. This is a major brand we designed and created eight years ago and built into the most successful better womenswear line introduced in the past decade. We are on track with the Lauren Spring 2004 line. We have met with many of our key retail accounts and the initial reaction has been extremely positive. We are excited about showing the line to buyers in September. Our customers will benefit from the upgrades in quality and fabrication we are building into the line, while we are remaining true to the style and fit they have come to expect from the brand. We believe that Lauren will be a significant long-term growth driver for our Company," Mr. Lauren added.

"During the quarter, we continued to make significant progress on our multi-year initiatives. We completed the European consolidation on time and on budget. Our new Geneva headquarters opened in June and we began shipping from our new distribution center in Parma, Italy during the quarter. In addition, we are pleased with the results from our Japanese business since we increased direct ownership of this business," said Roger Farah, President and Chief Operating Officer. "Our continuing investment in common systems moves us further along our strategy of having an infrastructure to support our global growth plans."

FIRST QUARTER FISCAL 2004 ACHIEVEMENTS

     o Assumed operating responsibility for the Lauren brand as a result of the termination of the Lauren apparel license. In June the Company announced the leadership team to execute the Lauren business and is on track to showcase the Spring 2004 line to the wholesale community in September 2003.

     o Completed the consolidation of its European operations on schedule, including opening a new headquarters office in Geneva, Switzerland and consolidating the majority of the distribution activities in one state-of-the-art facility in Parma, Italy. The European consolidation was a significant step forward in developing a global operating platform to support long-term growth.

     o Delivered double digit retail sales comps at Ralph Lauren and Club Monaco stores and mid-single digit sales comps in outlet stores.

     o Opened the first domestic Ralph Lauren baby store in New York City offering an enhanced range of Ralph Lauren classic and vintage apparel and accessories for layette and infant, girls and boys in a unique shopping experience. The store also features a selection of fine giftware as well as quilts and pillows in signature Ralph Lauren Home fabrics.

     o Opened a 14,000 square foot interior designer showroom in the Designers and Decorators Building in New York City. This is a significant first step in expanding the reach of the Company's Ralph Lauren Home business into the professional home decorating and design community and the Company may open showrooms in other major cities in the United States. This is part of a tiered strategy in the Company's home business, which is currently marketed in Ralph Lauren stores in the United States and Europe under the Ralph Lauren Home brand and in department stores in the United States under the Lauren brand.

     o Reduced short-term bank borrowings by more than $50 million. Subsequent to the close of the quarter, on June 30, the Company paid down the remainder of short-term bank borrowings.

     o Initiated a regular quarterly cash dividend of $0.05 per share, or $0.20 per share on an annual basis, on Polo Ralph Lauren common stock. The first quarterly dividend was paid on July 11, 2003. Based on the current number of shares outstanding, the dividend will result in an anticipated annualized payout of approximately $20 million.

FIRST QUARTER FISCAL 2004 INCOME STATEMENT REVIEW

NET REVENUES Net revenues were $477.7 million for the first quarter, an increase of 2.3%, compared to $467.0 million in the comparable year-ago quarter. Revenues were driven by double digit increases in total retail sales and strong licensing royalty growth, partially offset by a decline in the wholesale business. Retail sales comps rose 8.3%, driven by positive comps in all of the Company's worldwide retail formats.

GROSS PROFIT For the first quarter, gross profit was 52.1% of net revenues compared to 49.8% of net revenues in the comparable year-ago quarter. The improved gross margins were driven by increased licensing royalties from the Japanese business and a change in business mix resulting in retail sales representing more than 50% of revenues in the quarter.

SG&A EXPENSES Total SG&A expenses were $243.2 million for the first quarter, or 50.9% of net revenues, compared to $214.9 million, or 46.0% of net revenues, in the first quarter of Fiscal 2003. The increase was driven primarily by the costs associated with the consolidation of the European wholesale and retail businesses, a change in business mix as a result of increased retail sales and the consolidation of expenses of the Japanese master license.

STORE COUNT
At quarter end, the Company operated 261 stores compared to 237 stores at the first quarter end last year. For the period ended June 28, 2003, the company's retail group consisted of 54 Ralph Lauren stores, 62

Club Monaco stores, 93 full line Outlet stores, 22 Polo Jeans Co. Outlet stores, 21 European Outlet stores and nine Club Monaco outlet stores. During the first quarter the Company added six stores.

EARNINGS OUTLOOK
The Company reiterated that for Fiscal 2004, adjusted earnings per share are expected to be in the range of $1.95 to $2.05, which anticipates modest revenue increases and ongoing improvements in operating margins. Full-year adjusted earnings per share exclude foreign currency gains and losses, Lauren start-up costs and the loss of licensing royalty associated with the Lauren and Ralph lines in the fourth quarter of Fiscal 2004. The Company expects the Lauren start-up costs and the loss of licensing royalty associated with the Lauren and Ralph lines in the fourth quarter of Fiscal 2004 to be approximately $0.20 per share in Fiscal 2004. Including expenses associated with the start-up of the Lauren line and lost licensing royalty, the Company expects adjusted earnings per share in Fiscal 2004 to be in the range of $1.75 to $1.85.

The Company also reiterated that for the second quarter of Fiscal 2004, adjusted earnings per share are expected to be in the range of $0.57 to $0.63. This compares to adjusted earnings per share of $0.52 for the second quarter of Fiscal 2003. Second quarter adjusted earnings per share exclude foreign currency gains and losses and start-up costs associated with the Lauren line. The Company expects the Lauren line start-up costs to be approximately $0.08 per share in the second quarter of Fiscal 2004. Including expenses associated with the start-up of the Lauren line, the Company expects adjusted earnings per share in the second quarter of Fiscal 2004 to be in the range of $0.49 to $0.55.

After preliminary discussions with key retailers, the Company is building plans to sell the Lauren line in approximately 850 doors for Missy and approximately 450 doors for special sizes and expects the Lauren line in its first full year of operations to generate revenues of approximately $400 million in Fiscal 2005.

CONFERENCE CALL
As previously announced, the Company will host a conference call today, August 6, 2003 at 9:00 A.M. Eastern to discuss the quarter results. To access the conference call, listeners should dial in by 8:45 A.M. Eastern today and request to be connected to the Polo Ralph Lauren First Quarter 2004 conference call. The dial-in number is 1-973-317-5319. Alternatively, individuals are invited to listen to a live online broadcast of the conference call by accessing Polo's website at HTTP://INVESTOR.POLO.COM.

An online archive of the broadcast will be available through November 4, 2003 by accessing Polo's website at HTTP://INVESTOR.POLO.COM. A telephone replay of the call will be available from 11:00 A.M. Eastern, Wednesday, August 6, 2003 through 5:00 P.M. Eastern, Friday, August 8, 2003 by dialing 1-973-709-2089 and entering passcode 301411.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For 35 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo", "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Polo Sport", "Ralph Lauren", "RALPH", "Blue Label", "Lauren", "Polo Jeans Co.", "RL", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to HTTP://INVESTOR.POLO.COM.


CERTAIN STATEMENTS INCLUDING, WITHOUT LIMITATION, THE STATEMENTS MADE BY RALPH LAUREN AND ROGER FARAH AND THE STATEMENTS RELATING TO THE EARNINGS OUTLOOK FOR FISCAL 2004 CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER ARE THE FOLLOWING: RISKS ASSOCIATED WITH IMPLEMENTING THE COMPANY'S PLANS TO ENHANCE ITS WORLDWIDE LUXURY RETAIL BUSINESS, INVENTORY MANAGEMENT PROGRAM AND OPERATING EFFICIENCY INITIATIVES; RISKS ASSOCIATED WITH THE START-UP OF THE LAUREN LINE; RISKS ASSOCIATED WITH CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY THE COMPANY'S COMPETITORS; CHANGES IN GLOBAL ECONOMIC AND POLITICAL CONDITIONS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS

ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH A GENERAL ECONOMIC DOWNTURN AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH FINANCIAL DISTRESS OF LICENSEES, INCLUDING THE IMPACT OF OUR NET INCOME AND BUSINESS OF ONE OR MORE LICENSEES REORGANIZATION; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS RELATED TO FLUCTUATIONS IN FOREIGN CURRENCY AFFECTING OUR FOREIGN SUBSIDIARIES; FOREIGN LICENSEES' RESULTS OF OPERATIONS AND THE RELATIVE PRICES AT WHICH WE AND OUR FOREIGN COMPETITORS SELL PRODUCTS IN THE SAME MARKET AND OUR OPERATING AND MANUFACTURING COSTS OUTSIDE OF THE UNITED STATES; RISKS ASSOCIATED WITH OUR CONTROL BY LAUREN FAMILY MEMBERS AND THE ANTI-TAKEOVER EFFECT OF MULTIPLE CLASSES OF STOCK; RISKS ASSOCIATED WITH CONSOLIDATIONS, RESTRUCTURINGS AND OTHER OWNERSHIP CHANGES IN THE RETAIL INDUSTRY; RISKS ASSOCIATED WITH COMPETITION IN THE SEGMENTS OF THE FASHION AND CONSUMER PRODUCT INDUSTRIES IN WHICH THE COMPANY OPERATES, INCLUDING THE COMPANY'S ABILITY TO SHAPE, STIMULATE AND RESPOND TO CHANGING CONSUMER TASTES AND DEMANDS BY PRODUCING ATTRACTIVE PRODUCTS, BRANDS AND MARKETING, AND ITS ABILITY TO REMAIN COMPETITIVE IN THE AREAS OF QUALITY AND PRICE; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY'S ENTRY INTO NEW MARKETS EITHER THROUGH INTERNAL DEVELOPMENT ACTIVITIES OR THROUGH ACQUISITION; RISKS ASSOCIATED WITH THE POSSIBLE ADVERSE IMPACT OF THE COMPANY'S UNAFFILIATED MANUFACTURERS INABILITY TO MANUFACTURE IN A TIMELY MANNER, TO MEET QUALITY STANDARDS OR TO USE ACCEPTABLE LABOR PRACTICES AND OTHER FACTORS DETAILED IN THE FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

Attached are the Consolidated Statements of Income for the quarter ended June 28, 2003 and June 29, 2002 and the Consolidated Balance Sheets as of June 28, 2003 and June 29, 2002.

                                     # # # #

                                  Tables Follow

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


                                                                                    THREE MONTHS ENDED
                                                                               ----------------------------
                                                                                    JUNE 28,        JUNE 29,
                                                                                       2003            2002
                                                                               ------------    ------------
Wholesale Net Sales                                                            $    161,625    $    186,728
Retail Net Sales                                                                    254,464         227,138
                                                                               ------------    ------------

NET SALES                                                                           416,089         413,866

Licensing Revenue                                                                    61,642          53,134
                                                                               ------------    ------------

NET REVENUES                                                                        477,731         467,000

Cost of Goods Sold                                                                  228,979         234,396
                                                                               ------------    ------------

GROSS PROFIT                                                                        248,752         232,604

Depreciation and Amortization                                                        21,442          18,462
Other SG&A Expenses                                                                 221,784         196,454
                                                                               ------------    ------------
TOTAL SG&A EXPENSES                                                                 243,226         214,916

Income From Operations                                                                5,526          17,688

Foreign Currency (Gains) Losses                                                      (2,299)          3,531

Interest Expense, net                                                                 2,918           3,984
                                                                               ------------    ------------

Income Before Income Taxes and Other (Income) Expense                                 4,907          10,173

Provision for Income Taxes                                                            1,791           3,713
                                                                               ------------    ------------

Income after Tax                                                                      3,116           6,460

Other (Income) Expense, net (A)                                                      (1,939)             --
                                                                               ------------    ------------

NET INCOME                                                                     $      5,055    $      6,460
                                                                               ============    ============

NET INCOME PER SHARE - BASIC                                                   $       0.05    $       0.07
                                                                               ============    ============

NET INCOME PER SHARE - DILUTED                                                 $       0.05    $       0.07
                                                                               ============    ============

Weighted Average Shares Outstanding - Basic                                      98,377,000      98,161,000
                                                                               ============    ============

Weighted Average Shares & Share Equivalents Outstanding - Diluted                99,544,000      99,333,000
                                                                               ============    ============

DIVIDENDS DECLARED PER SHARE                                                   $       0.05              --
                                                                               ============    ============

    (A) Includes Equity Investment Income net of Minority Interest Expense.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


The following is a reconciliation of Net Income to Net Income Before Foreign Currency (Gains) Losses:

                                                                                    THREE MONTHS ENDED
                                                                               ----------------------------
                                                                                    JUNE 28,        JUNE 29,
                                                                                       2003            2002
                                                                               ------------    ------------
Net Income                                                                     $      5,055    $      6,460

Other (Income) Expense, net                                                          (1,939)             --

Provision for Income Taxes                                                            1,791           3,713
                                                                               ------------    ------------

Income before Income Taxes and Other (Income) Expense                                 4,907          10,173

Foreign Currency (Gains) Losses                                                      (2,299)          3,531
                                                                               ------------    ------------

Income Before Income Taxes, Other (Income) Expense and Foreign
     Currency (Gains) Losses                                                          2,608          13,704

Provision for Income Taxes                                                              952           5,002

Other (Income) Expense, net                                                          (1,939)             --
                                                                               ------------    ------------

Net Income Before Foreign Currency (Gains) Losses                              $      3,595    $      8,702
                                                                               ============    ============

NET INCOME PER SHARE BEFORE FOREIGN CURRENCY (GAINS) LOSSES - BASIC            $       0.04    $       0.09
                                                                               ============    ============

NET INCOME PER SHARE BEFORE FOREIGN CURRENCY (GAINS) LOSSES - DILUTED          $       0.04    $       0.09
                                                                               ============    ============

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                                    JUNE 28,        JUNE 29,
                                                                                       2003            2002
                                                                                -----------    -----------
                                        ASSETS
Current assets
  Cash and cash equivalents                                                     $   287,473    $   371,623
  Accounts receivable, net of allowances                                            249,997        208,363
  Inventories                                                                       430,101        384,865
  Deferred tax assets                                                                20,493         21,091
  Prepaid expenses and other                                                         84,174         52,859
                                                                                -----------    -----------

                                                                                  1,072,238      1,038,801

Property and equipment, net                                                         352,233        341,519
Deferred tax assets                                                                  54,386         64,076
Goodwill, net                                                                       330,540        289,430
Intangibles, net                                                                     11,070             --
Other assets                                                                        152,957         68,797
                                                                                -----------    -----------

                                                                                $ 1,973,424    $ 1,802,623
                                                                                ===========    ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term bank borrowings                                                    $    50,093    $   124,887
  Accounts payable                                                                  188,222        159,952
  Income taxes payable                                                               38,015         58,608
  Accrued expenses and other                                                        147,491        148,393
                                                                                -----------    -----------

                                                                                    423,821        491,840

Long-term debt                                                                      265,069        225,475
Other noncurrent liabilities                                                         65,627         79,090

Stockholders' equity
  Common Stock                                                                        1,035          1,023
  Additional paid-in-capital                                                        521,502        494,402
  Retained earnings                                                                 776,468        608,584
  Treasury Stock, Class A, at cost (4,116,520 and 3,887,094 shares)                 (78,169)       (73,555)
  Accumulated other comprehensive income (loss)                                      16,444        (22,194)
  Unearned compensation                                                             (18,373)        (2,042)
                                                                                -----------    -----------

                        TOTAL STOCKHOLDERS' EQUITY                                1,218,907      1,006,218
                                                                                -----------    -----------

                                                                                $ 1,973,424    $ 1,802,623
                                                                                ===========    ===========